UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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FILING PURSUANT TO RULE 14a-12 OF THE SECURITIES EXCHANGE ACT OF 1934

This filing is being made pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. This filing contains statements about Unitil Corporation (the “Company”), Northern Utilities, Inc. (“NU”) and Granite State Gas Transmission Company (“Granite”) and the proposed transaction involving the sale of all of the outstanding common stock of Northern and Granite to Unitil. Northern and Granite are indirect and direct wholly owned subsidiaries of NiSource Inc. Statements in this filing regarding the proposed transaction and the benefits to be derived from the transaction and any other statements about the Company’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements, including statements regarding the execution and completion of definitive agreements and documents relating to, and the consummation of, the proposed transaction.

The following is the text of the press release issued by the Company on February 19, 2008, in connection with the proposed transaction:

For Immediate Release

Unitil Contact:	NiSource Contact:
George Gantz	Tom Cuddy
603-773-6569	219-647-5581
gantz@unitil.com	tcuddy@nisource.com

Investors:	Investors:
Mark Collin	Randy Hulen
603-773-6612	219-647-5688
collin@unitil.com	rghulen@nisource.com

Unitil to Purchase Northern Utilities from NiSource Inc.

Hampton, NH, and Merrillville, IN – February 19, 2008: Unitil Corporation (AMEX: UTL) and NiSource Inc. (NYSE:NI) today announced that Unitil has agreed to purchase Northern Utilities, Inc, (“Northern”) and Granite State Gas Transmission, Inc. (“Granite”), from NiSource for $160 million plus an estimated $25 million for natural gas storage inventory and other working capital items. The purchase is expected to be financed by newly issued common stock and debt. The transaction, which is expected to close by the fourth quarter of 2008, is subject to approval by the Maine Public Utilities Commission and the New Hampshire Public Utilities Commission, and review by certain federal agencies.

“Northern Utilities is a natural fit for Unitil,” said Robert G. Schoenberger, Unitil’s Chairman and Chief Executive Officer. “Our New Hampshire electric distribution operations already share many customers and communities with Northern and the acquisition underscores Unitil’s commitment to the region. We look forward to welcoming Northern’s employees to the Unitil companies and to delivering the same high quality service to our new customers that we have long provided to our current customers.”

Northern Utilities is a local natural gas distribution utility serving 52,000 customers in 44 communities in Maine and New Hampshire. Northern has 78 full-time employees. Granite’s operations consist of 86 miles of FERC-regulated gas transmission pipeline primarily located in Maine and New Hampshire. Granite’s principal business is delivering natural gas transportation services to Northern and providing access to inter-state natural gas pipeline supplies. Upon consummation of the transaction, both Northern and Granite would become wholly owned subsidiaries of Unitil Corporation.

“This acquisition significantly strengthens our gas utility operations and increases our customer base by 40%,” according to Mr. Schoenberger. “We believe natural gas provides a clean and economical energy option for residents and businesses in the region.”

NiSource Inc. acquired Northern and Granite in 1999 as part of the company’s larger acquisition of Bay State Gas Company (“Bay State”), which serves nearly 300,000 residential, commercial and industrial natural gas customers in Massachusetts. NiSource is retaining ownership of Bay State as a core component of the company’s long-term, investment-driven growth strategy.

“This transaction provides a true ‘win-win’ outcome,” NiSource President and Chief Executive Officer Robert C. Skaggs, Jr., noted. “Unitil is acquiring a quality set of assets uniquely suited to its growth strategy, while NiSource is able to focus even more closely on its own long-term growth plan, which centers on commercial development and expansion of our natural gas pipeline and storage business, as well as investment-driven growth at our core regulated utility businesses, including Bay State. We expect this transaction to provide benefits to the customers, employees and shareholders of both companies.”

Unitil is being advised in this transaction by RBC Capital Markets Corporation and by the law firm of Dewey & LeBoeuf. NiSource is being advised in the transaction by The Blackstone Group and by the law firm of Schiff Hardin.

About Unitil

Unitil (AMEX: UTL) (www.unitil.com) is a public utility holding company with utility subsidiaries providing electric service in New Hampshire and electric and gas service in Massachusetts. Unitil serves 115,000 customers in 37 communities in the capital and seacoast regions of New Hampshire and in north central Massachusetts. Usource L.L.C., Unitil’s non-regulated business, offers energy brokerage services to large energy users throughout the northeast.

About NiSource

NiSource Inc. (NYSE: NI)(www.nisource.com), based in Merrillville, Indiana, is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within a geographic corridor stretching from the Gulf Coast through the Midwest to New England.

Concerning Forward Looking Statements

This press release contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. All statements, other than statements of historical fact, are forward-looking statements. Certain factors that could cause the actual results to differ materially from those projected in these forward-looking statements include, but are not limited to, the following: variations in weather; changes in the regulatory environment; customers’ preferences on energy sources; general economic conditions; increased competition; fluctuations in supply, demand, transmission capacity and prices for energy commodities; and other uncertainties, all of which are difficult to predict, and many of which are beyond the control of Unitil Corporation and NiSource Inc. For a detailed discussion of the important factors that affect Unitil and NiSource and that could cause actual results to differ from those expressed or implied in their forward-looking statements, please refer to Unitil’s Annual Report on Form 10-K for the year ended December 31, 2007, and NiSource’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, each of which has been filed with the Securities and Exchange Commission.

The following is a fact sheet dated February 19, 2008 containing information regarding the proposed transactions:

For additional information: George R. Gantz 603-773-6569 gantz@unitil.com

FACT SHEET

Unitil’s Acquisition of Northern Utilities

THE ACQUISITION PROPOSAL

On February 15, 2008, Unitil Corporation (“Unitil”) entered into a definitive agreement with NiSource Inc. to purchase Northern Utilities, Inc. (“Northern”), a local gas distribution utility serving customers in Maine and New Hampshire, and Granite State Gas Transmission, Inc. (“Granite”), an interstate gas pipeline company primarily serving the needs of Northern.

The transaction is subject to regulatory approval by the Maine Public Utilities Commission and the New Hampshire Public Utilities Commission, and review by certain federal agencies. The parties anticipate closing the transaction by the fourth quarter of 2008, subject to obtaining all regulatory approvals.

Northern is a natural fit for Unitil. Unitil’s New Hampshire electric distribution operations already share many customers and communities with Northern and the acquisition underscores Unitil’s commitment to the region. Importantly, the combination is expected to add jobs to the region.

KEY DATA REGARDING THE TRANSACTION

Combined
	Unitil	Northern / Granite	Entity

Date of First Operations	1852 (Fitchburg)	1849 (Portland)	———————

Number of Customers	~ 115,000 customers	~ 52,000 customers	~ 167,000 customers

Operating Revenues	$261 million	$135 million	$396 million

Net Utility Plant In Service	$232 million	$167 million	$399 million

Employees	303 employees	78 employees	400+ employees

Miles of Gas Main	263 miles	895 miles	1,158 miles

Gas Services	14,163	37,303	51,466
Communities Served	31 NH communities 6 cities and towns in MA	21 NH communities 23 ME communities	42 NH communities 23 ME communities 6 cities and towns in MA

Territories Served—Overlap with Unitil Service Territory

Maine	New Hampshire
Auburn	Atkinson **
Biddeford	Dover
Cape Elizabeth	Durham
Cumberland	East Kingston **
Eliot	Exeter **
Gorham	Greenland **
Kennebunk	Hampton **
Kittery	Hampton Falls **
Lewiston	Kensington **
Lisbon	Madbury
Lisbon Falls	Newington
New Gloucester	North Hampton **	Combined Entity Customer Breakdown
North Berwick	Pelham
Old Orchard Beach	Plaistow **
Portland	Portsmouth
Saco	Rochester
Sanford	Rollinsford
Scarborough	Salem
South Berwick	Seabrook **
South Portland	Somersworth
Wells	Stratham **
Westbrook
York
** indicates overlapping Northern and Unitil territories		Unitil also serves the New Hampshire communities of Allenstown, Boscawen, Bow, Brentwood, Canterbury, Chichester, Concord, Danville, Derry, Dunbarton, Epsom, Hampstead, Hopkinton, Kingston, Loudon, Newton, Pembroke, Salisbury, South Hampton and Webster, and Fitchburg, Gardner, Ashby, Lunenburg, Townsend and Westminster in Massachusetts.

UNITIL PROFILE

Unitil Corporation (AMEX:UTL), is an investor-owned public utility holding company headquartered in Hampton, New Hampshire. Unitil was formed in 1984 through a merger of Concord Electric Company and Exeter & Hampton Electric Company. Its affiliates include Unitil Energy Systems, Fitchburg Gas and Electric Light Company, Unitil Service Corp., and Usource, LLC.

Unitil Energy Systems (“UES”) is a combination of Concord Electric Company and Exeter & Hampton Electric Company, electric distribution companies that date back to 1901 and 1908, respectively. UES provides electric distribution service to more than 72,000 customers in 31 communities in the capital and seacoast regions of New Hampshire.

Fitchburg Gas and Electric Light Company (“FG&E”), a Massachusetts corporation organized in 1852, became part of the Unitil system in 1992. FG&E provides retail electric and natural gas distribution service in a 170-square-mile service area in north central Massachusetts, with an estimated population of 82,000. This includes electric distribution service to 28,000 customers in the communities of Fitchburg, Townsend, Lunenburg and Ashby, and natural gas distribution service to 15,000 customers in the communities of Fitchburg, Townsend, Lunenburg, Ashby, Westminster and Gardner.

UES and FG&E are load-serving entities in the New England bulk power supply markets operated by ISO-NE and procure electric energy supplies, for customers who do not have competitive retail supply contracts, through periodic competitive wholesale electric supply solicitations supervised by state regulators. FG&E has access to pipeline natural gas supplies through the Tennessee Gas Pipeline system, and procures a portfolio of natural gas and supplemental gas supplies from the wholesale market. The companies also provide comprehensive energy efficiency programs for their customers.

Unitil Resources, Inc. was incorporated in 1993 and, through its subsidiary Usource, LLC, provides energy brokerage service to large energy users throughout the northeast seeking competitive electricity or natural gas supplies.

Unitil Service Corp. (“USC”) provides centralized administrative and management services to all of Unitil’s subsidiary companies. USC is located at Unitil’s headquarters in Hampton, New Hampshire, and also operates a centralized customer service center in Concord New Hampshire.

NORTHERN AND GRANITE PROFILES

Northern, a subsidiary of Bay State Gas Company and ultimately of NiSource, is a local gas distribution utility serving customers in Maine and New Hampshire. Northern provides natural gas distribution services to 52,000 customers in 44 New Hampshire and southern Maine communities, stretching from Plaistow, New Hampshire, in the south, to Lewiston-Auburn in the north. Northern traces its history to the founding of Portland Gas Light Company in 1849. In 1979, Northern became part of the Bay State Gas Company, which NiSource acquired in 1999.

Granite is a FERC-regulated natural gas transmission pipeline incorporated in New Hampshire that operates 86 miles of underground natural gas pipeline primarily in Maine and New Hampshire. Granite provides Northern with interconnection to three major natural gas pipelines and access to domestic natural gas supplies in the south and Canadian natural gas supplies in the north. Granite derives its revenues principally from the services provided to Northern.

Additional Information and Where to Find It

In connection with the financing for the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of the Company are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of the Company in connection with the financing for the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company, at: Unitil Corporation, 6 Liberty Lane West, Hampton, NH 03842-1720, the Investor page at www.unitil.com, or toll-free 800-999-6501.

Participants in the Solicitation

The Company, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from the Company stockholders in connection with the financing for the proposed transaction. Information about the interests of the Company’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, filed with the Securities and Exchange Commission.